Exhibit 99.1

China Carbon Developed Latest Carbon-Based Battery Component Product for Mass Production to Expand Alongside EV & Energy Storage Industries

/ SHANGHAI / CHINA / ACCESSWIRE / November 25, 2020 / China Carbon Graphite Group, Inc. (OTC: CHGI). ("China Carbon" or the "Company") today announces its subsidiary research and development team, Royal Elite New Energy Science and Technology (Shanghai) Co., Ltd. ("Roycarbon"), together with its manufacturing partner have fully developed their newest carbon-based product. The component product is certified for mass production and qualified as a battery component for grid-scale energy storage systems. China Carbon’s latest product is forecasted to be incorporated in energy solution assemblies of its partners, of which including a most anticipated player in the upcoming energy storage industry that offers further applications in industrial, commercial, as well as residential markets.

The company is also expected to scale up its graphite powder production for prospective increasing demands of EV lithium-ion battery. With the addition of on-going energy storage projects, China Carbon extends its expertise on carbon and graphite product utilizations for a spectrum of growing energy markets.

"We are always eager to innovate and deliver better alternatives. Our latest products and developments are expected to provide a lead in performance and serves a goal of cost efficiency for the innovative front liners of energy solutions industries." said Donghai Yu, CEO of the Company.

About China Carbon Graphite Group, Inc.

China Carbon Graphite Group, Inc. (the "Company"), through its subsidiaries, is specialized in the sales of high-quality carbon composites, graphene suspensions, graphene oxide and graphite bipolar plates global wide. The company also operate a business-to-business and business-to-consumers Internet portal (www.roycarbon.com) for graphite related products. The Company supplies end-users in graphite application zones including industries of steel, metallurgy, non-ferrous, PV, energy storage, optical fiber, semiconductor, and chemicals. In addition, through its sales channels, the Company supplies special graphite blocks & rods, graphite electrodes, precision machined graphite parts & components, bipolar graphite plates, graphite oxide & graphene.

Safe Harbor Statement

This news release contains forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are not guarantee of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and many of which are beyond the control of China Carbon. Actual results may differ from those projected in the forward-looking statements due to risks and uncertainties, as well as other risk factors that are described more fully in China Carbon's annual report on Form 10-K that was filed with the SEC. Although China Carbon believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by China Carbon or any other person that their objectives or plans will be achieved. China Carbon does not undertake any obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

China Carbon Graphite Group Inc.

909-843-6518

ir@chinacarboninc.com